EXHIBIT 5.1



                                  April 2, 1999



Telident, Inc.
Ten Second Street N.E., Suite 212
Minneapolis, MN 55413

Gentlemen:

         We are counsel to Telident, Inc., a Minnesota corporation, in connection with its filing of a registration statement on Form S-3, under the Securities Act, relating to the proposed sale by selling shareholders of 3,319,038 shares of common stock of the Company.

         We have examined the registration statement and those documents, corporate records, and other instruments we deemed relevant as a basis for the opinion herein expressed.

         Based on the foregoing, it is our opinion that when the registration statement shall have been declared effective by order of the SEC, and the shares have been sold as contemplated by the registration statement, the shares will be legally and validly issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in such registration statement.


                                         Very truly yours,

                                         BRIGGS AND MORGAN,
                                         Professional Association


                                         By    /s/ Brian D. Wenger
                                               Brian D. Wenger